EXHIBIT 10.3

                                AMENDMENT TO THE
                           ATMI, INC. 2000 STOCK PLAN



      In accordance with Section 11 of the ATMI, Inc. 2000 Stock Plan ("Stock Plan"), and as authorized by the Board of Directors of ATMI, Inc., the Stock Plan is hereby amended March 2, 2008 as provided below. Except as otherwise expressly stated herein, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

      New Section 2.3 is hereby added to the Plan to read as follows:

            2.3 Compliance with Section 409A of the Code. To the extent any Plan Benefit hereunder provides for the deferral of compensation (within the meaning of Code ss.409A and related regulations), other than in accordance with the terms of a nonqualified deferred compensation plan or program of the Company, the material terms of the deferral, to the extent required under Treasury Regulation ss.1.409A-1(c)(3) to establish a deferred compensation plan, shall be set forth in the written documentation of the Plan Benefit (including by incorporation by reference, if applicable) prior to the effective date of such award or grant. To the extent any Plan Benefit hereunder does not provide for a deferral of compensation, but may be deferred under a nonqualified deferred compensation plan or program of the Company, the terms of the nonqualified deferred compensation plan or program of the Company shall govern the deferral and, to the extent necessary, are incorporated herein by reference.

      IN WITNESS WHEREOF, the undersigned has set his hand, this ____ day of March, 2008.


                                    ATMI, INC.

                                    By:____________________________________
                                          Its
                                          Duly Authorized